Exhibit 99.2

GEF WW PARENT LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

June 30, 2018 and December 31, 2017

	June 30, 2018	December 31, 2017
Assets
Current Assets
Cash	$3,684,551	$3,319,610
Accounts receivable, net	8,812,493	8,018,609
Inventories, net	11,525,522	10,667,926
Prepaid expenses and other assets	958,015	621,605

Total Current Assets	24,980,581	22,627,750
Equipment and leasehold improvements, net	14,296,236	14,615,842
Intangibles, net	46,389,005	49,725,809
Goodwill	38,844,006	38,844,006
Product Certifications, net	479,313	217,402
Other assets	198,206	198,206

Total Other Assets	85,910,530	88,985,423

Total Assets	$125,187,347	$126,229,015

Liabilities and Members’ Equity
Current Liabilities
Current portion of note payment	$2,137,500	$3,025,640
Accounts payable	5,236,489	5,910,501
Accrued expenses	3,541,938	2,218,533
Deferred revenue	4,421,591	2,877,969
Other current liabilities	211,354	–

Total Current Liabilities	15,548,872	14,032,643
Note payable, less current portion	31,620,538	38,450,026
Other long-term liabilities	2,433,082	2,412,715

Total Noncurrent Liabilities	34,053,620	40,862,741
Total Liabilities	49,602,492	54,895,384
Members’ Equity
Members’ capital	57,215,254	60,431,316
Members’ accumulated earning	18,369,601	10,902,315

Total Members’ Equity	75,584,855	71,333,631

Total Liabilities and Members’ Equity	$125,187,347	$126,229,015

The accompanying notes are an integral part of these condensed consolidated financial statements.

GEF WW PARENT LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Six Months Ended June 30, 2018 and 2017

	Six Month	Six Month
	June 30,	June 30,
	2018	2017
Net Sales	$63,024,806	$50,487,263
Materials	23,015,264	19,522,923
Labor and benefits	5,667,702	6,071,780
Shipping	4,329,247	3,815,109
Other manufacturing	3,433,323	3,204,266

Total Cost of Sales	36,445,536	32,614,078
Gross Profit	26,579,270	17,873,185
Selling, general & administrative expense	17,105,131	13,225,259
Operating Income	9,474,139	4,647,926
Interest Expense	(2,222,011)	(2,125,445)

Net Income	$7,252,128	$2,522,481

The accompanying notes are an integral part of these condensed consolidated financial statements.

GEF WW PARENT LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Six Months Ended June 30, 2018 and 2017

	Six Month	Six Month
	June 30,	June 30,
	2018	2017
Cash flows from Operating activities:
Net Income	$7,252,128	$2,522,481
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	1,214,911	960,076
Amortization	3,365,170	3,359,208
Amortization of debt discount and deferred financial fees	127,102	127,102
Bad Debt	229,041	–
Noncash incentive unit compensation expense	215,670	215,671
Changes in working capital components:
Accounts Receivable	(1,022,925)	(2,473,205)
Inventories	(857,596)	(920,441)
Prepaid & Other Assets	(336,410)	(267,814)
Accounts Payable	(674,012)	(495,261)
Deferred Revenue	1,543,622	(342,489)
Accrued Expenses & Other	1,555,126	534,720

Net Cash provided by Operating Activities	12,611,827	3,220,048

Cash flows from Investing activities:
Increase (Decrease) in
Purchase of equipment and leasehold improvements	(895,305)	(4,264,136)
Additions to production certifications	(290,789)	(44,933)

Net Cash used by Investing Activities	(1,186,094)	(4,309,069)

Cash flows from Financing activities:
Principal payments on notes payable	(7,844,730)	(850,302)
Distributions to members	(3,216,062)	(4,347)

Net Cash used by Financing Activities	(11,060,792)	(854,649)

Net (decrease) increase in cash	364,941	(1,943,670)
Cash, beginning of the year	3,319,610	4,485,060

Cash, end of the year	$3,684,551	$2,541,390

The accompanying notes are an integral part of these condensed consolidated financial statements.

GEF WW PARENT LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Significant Accounting Policies

GEF WW Parent LLC (the Company dba Western Window Systems) is a limited liability company that is a market-leading resource for doors and windows primarily used in wide opening applications that facilitate indoor-outdoor living. The Company manufactures aluminum doors and windows and vinyl doors sold into the high-end custom home market, the production home market, and select commercial markets. The Company is located in Phoenix, Arizona.

These condensed consolidated financial statements do not include all the information and footnotes required by United States Generally Accepted Accounting Principles (“GAAP”) for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the interim period is not necessarily indicative of the results that may be expected for the remainder of the current year or for any future periods.

The condensed consolidated balance sheet as of December 31, 2017, is derived from the audited consolidated financial statements, but does not include all disclosures required by GAAP. The condensed consolidated balance sheet as of December 31, 2017, and the unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2018, should be read in conjunction with the more detailed audited consolidated financial statements for the year ended December 30, 2017, included elsewhere in this Offering Memorandum. The accounting policies used in the preparation of these unaudited condensed consolidated financial statements are consistent with the accounting policies described in the Notes to Consolidated Financial Statements included in the Company’s 2017 Audited Financial Statements included in this Offering Memorandum.

Basis of consolidation: These financial statements present the consolidated financial position of GEF WW Parent LLC (Parent) and its subsidiaries, GEF WW Intermediate LLC (Intermediate) (100 percent owned by Parent), GEF WW Buyer (Buyer) (100 percent owned by Intermediate), and WWS Acquisition, LLC (100 percent owned by Buyer), (together the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

Use of estimates: The preparation of the consolidated financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include impairment considerations.

Cash: The Company may have cash in banks or other financial institutions in excess of their federally insured limits. The Company has not experienced any losses on these accounts.

Accounts receivable: Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within specific terms by the customer. Early pay discounts are generally allowed for customers who provide a 50 percent deposit with a new custom order and pay the respective invoices within thirty days of the invoice date. The Company has a volume program which does not require a deposit and is eligible for an early pay discount provided the respective invoices are paid within ten days of the invoice date.

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts, if necessary, based on estimated losses that will be incurred in collection of all receivables. The estimated

GEF WW PARENT LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

losses are based on historical collection experience combined with a review of the current status of the existing receivables. Management provides for probable uncollectible amounts through a charge to earnings and a credit to the allowance for doubtful accounts. After collection efforts have been exhausted and management deems a receivable balance uncollectible, the allowance is adjusted, and the accounts receivable balance is reduced. The allowance for doubtful accounts is approximately $544,000 and $341,000 for the six months ended June 30, 2018 and year ended December 31, 2017, respectively.

Inventories: Inventories consist of raw materials and work-in-process. Work-in-process includes materials, labor and manufacturing overhead. Inventories are valued at the lower of cost (first-in, first-out) or net realizable value. Management establishes inventory reserves based upon projected customer demand compared to on-hand quantities. The inventory reserve recorded is $236,000 and $50,000 at June 30, 2018 and at December 31, 2017, respectively.

Debt discount: Lender fees and other finance costs incurred in connection with amounts financed are recorded as a debt discount. Such discount is amortized using the effective interest method, over the terms of the related debt. Total amortization of this discount was approximately $127,000 for both the six months ended June 30, 2018 and 2017, respectively. Amortization of debt discount is included in interest expense.

Product warranty provisions: Management accrues monthly an estimate of its exposure to warranty claims based on both current and historical product sales data and warranty costs incurred. Effective August 1, 2017, the Company began providing a 10-year warranty on materials and workmanship and a limited lifetime warranty on insulated glass. Management assesses the adequacy of its recorded warranty liability annually and adjusts the amount as necessary. A warranty liability of approximately $546,000 and $498,000 is included in accrued expenses in the accompanying consolidated balance sheets for at June 30, 2018 and at December 31, 2017, respectively.

Advertising costs: The costs of advertising and promotion are expensed as incurred. Advertising expense for the six months ended June 30, 2018 and 2017, was approximately $907,000 and $1,426,000, respectively.

Recent accounting pronouncements: In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019. Management is currently evaluating the impact of its pending adoption of the new standard on its consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance on how certain cash receipts and cash payments should be presented and classified in the statement of cash flows with the objective of reducing existing diversity in practice with respect to these items. ASU 2016-15 is effective for annual periods, and interim periods within those years, beginning after December 15, 2017. Early adoption is permitted. The Company has reviewed the new guidance and determined it has no impact on its statement of cash flows.

In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amendments in the ASU remove Step 2 from the goodwill impairment test required under previous U.S. GAAP. Entities will perform their goodwill impairment test by

GEF WW PARENT LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

comparing the fair value of a reporting unit with its carrying amount. Entities should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. This ASU will be effective for the Company for fiscal years beginning after December 15, 2021, on a prospective basis. Early adoption of ASU 2017-04 is permitted. The Company is currently evaluating the effects adoption of this guidance will have on its consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue From Contracts With Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU 2015-14 which defers the effective date of ASU 2014-09 one year making it effective for annual reporting periods beginning after December 15, 2018. Management is currently evaluating the impact of its pending adoption of the new standard on its consolidated financial statements.

Improvements to Employee Share-Based Payment Accounting. The ASU is intended to simplify various aspects of accounting for share-based compensation arrangements, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. For example, the new guidance requires all excess tax benefits and tax deficiencies related to share-based payments to be recognized in income tax expense, and for those excess tax benefits to be recognized regardless of whether it reduces current taxes payable. The ASU also allows an entity-wide accounting policy election to either estimate the number of awards that are expected to vest or account for forfeitures as they occur. ASU 2016-06 will be effective for the Company beginning on January 1, 2018. Different methods of adoption are required for the various amendments and early adoption is permitted, but all of the amendments must be adopted in the same period. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial condition, results of operations and cash flows.

In May 2017, the FASB issued ASU 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting, to provide guidance about which changes to the terms or conditions of a share-based payment award requires an entity to apply modification accounting in ASC 718. The amendments in the ASU are effective for fiscal years beginning after December 15, 2017, and should be applied prospectively to an award modified on or after the adoption date. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial statements.

Note 2. Inventories

The inventories consist of the following at June 30, 2018 and December 31, 2017:

	2018	2017
Raw Materials	$10,342,138	$9,812,591
Work-in-progress	1,419,788	905,335
Inventory reserves	(236,404)	(50,000)

Total	$11,525,522	$10,667,926

GEF WW PARENT LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 3. Intangible Assets and Goodwill

The following intangible assets and goodwill are included on the consolidated balance sheets at June 30, 2018 and December 31, 2017:

	June 30, 2018
	Weighted Average Useful Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Subject to Amortization
Customer Relationships	9	$50,000,000	$16,203,704	$33,796,296
Trade Name	16	15,400,000	2,807,291	12,592,709
Non-complete agreements	3	400,000	400,000	–
Backlog		600,000	600,000	–

		$66,400,000	$20,010,995	$46,389,005

Goodwill	NA	$38,844,006		$38,844,006

	December 31, 2017
	Weighted Average Useful Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Subject to Amortization
Customer Relationships	9	$50,000,000	$13,425,926	$36,574,074
Trade Name	16	15,400,000	2,326,042	13,073,958
Non-complete agreements	3	400,000	322,223	77,777
Backlog		600,000	600,000	–

		$66,400,000	$16,674,191	$49,725,809

Goodwill	NA	$38,844,006		$38,844,006

Estimated aggregate amortization expense for each of the next five years and thereafter is as follows for the years ending December 31:

Years Ending December 31:
Remainder of 2018	$3,259,028
2019	6,518,056
2020	6,518,056
2021	6,518,056
2022	6,518,056
Thereafter	17,057,753

$46,389,005

Amortization expense was approximately $3,337,000 and $3,326,000 for the six months ended June 30, 2018 and 2017, respectively.

GEF WW PARENT LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 4. Line of Credit

The Company has entered into a credit agreement (Credit Agreement) which provides for a revolving loan commitment of $5,000,000 (Revolver). The Revolver is subject to a borrowing base calculation, as defined in the Credit Agreement. Borrowings under the Revolver bear an interest rate equal to the base rate plus the base margin, as defined in the Credit Agreement, totaling approximately 5.25 percent at June 30, 2018. At June 30, 2018 and December 31, 2017, there were no borrowings outstanding on the Revolver. Substantially all of the assets of the Company are pledged as collateral. During July 2017, the Revolver’s maturity date was extended to July 2019 and the unused line fee was reduced to .15 percent. The Revolver is subject to certain financial and non-financial covenants. The Credit Agreement also provides a term loan commitment in the original principal amount of $45,000,000. Note payable borrowings under the term loan commitment are discussed in Note 5 below.

Note 5. Note Payable

Note payable consists of the following at June 30, 2018 and December 31, 2017:

	2018	2017

Note payable secured by substantially all assets of the Company, due in principal installments of $337,500 per quarter through September 30, 2017, $450,000 per quarter through September 30, 2018, $562,500 per quarter through June 30, 2020, with the remaining outstanding balance due on July 31, 2020. Interest is due monthly at LIBOR plus the LIBOR margin as defined in the Credit Agreement, totaling 10.32% at June 30, 2018. Beginning with the year ending December 31, 2016, the Credit Agreement requires an additional annual payment based on the excess cash flow calculation, as defined in the Credit Agreement. The Credit Agreement is subject to financial and non-financial covenants.

	$34,279,968	$42,124,698

	34,279,968	42,124,698
Less debt discounts	(521,930)	(649,032)
Less current maturities	(2,137,500)	(3,025,640)

	$31,620,538	$38,450,026

At June 30, 2018, management believes the Company is in compliance with all financial and nonfinancial covenants. Current maturities at June 30, 2018 does not include the May 1, 2019 excess cash flow payment required under the Credit Agreement based on the Company meeting certain financial ratios. The Company is currently projecting approximately $2,200,000 for the excess cash flow payment in 2019. As the excess cash flow payment per the agreement is determined at December 31, 2018 it was not included in the current maturities balance as of June 30, 2018.

Future maturities of notes payable are as follows as of December 31:

Year Ended December 31, 2018:
2018	$1,012,500
2019	4,450,000
2020	28,817,468

$34,279,968

GEF WW PARENT LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 6. Warranty Liability

Changes in the warranty liability included in accrued expenses are as follows:

	2018	2017
Balance at the beginning of the period, January 1	$498,043	$491,183
Warranty expense incurred during the period	337,471	238,137
Warranty claims incurred during the period	(289,223)	(182,859)

Balance as the end of the period, June 30	$546,291	$546,461

Note 7. Related-Party Transactions

The Company incurred the following related-party expenses for the Board of Managers and members for the six months ended June 30:

	2018	2017
Interest on term note (Note 5)	$654,616	$624,848
Management fee and expenses	33,319	49,615

	$687,935	$674,463